UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Unit B, 22/F, Times Tower 391-407 Jaffe Road Wan Chai, Hong Kong Tel: 852-6072-0269

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Current Report

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2017, 12 Retech Corporation, a Nevada corporation (the “Company” or “RETC”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with 12 Japan Limited, a corporation duly formed and validly existing under the laws of Japan (“12 Japan”), and the Shareholders of 12 Japan (the “12 Japan Shareholders”). Pursuant to the Share Exchange Agreement, the Company will acquire One Hundred One Thousand (101,000) shares of 12 Japan, representing 100% of the issued and outstanding equity of 12 Japan, from the 12 Japan shareholders and in exchange the Company shall issue to 12 Japan: (i) Five Million (5,000,000) shares of RETC Common Stock; and, (ii) Five Hundred Thousand (500,000) shares of RETC Series A Preferred Stock. As a result of the Share Exchange Agreement, 12 Japan shall become a wholly-owned subsidiary of the Company. The Share Exchange Agreement contains customary representations and warranties. Additionally, the Share Exchange Agreement required that concurrently with closing the Company’s management facilitate: (i) the cancellation of Five Million (5,000,000) of RETC Common Stock currently beneficially owned by the Company’s officers and directors; and, (ii) the cancellation of Five Hundred Thousand (500,000) of RETC Series A Preferred Stock currently beneficially owned by the Company’s officers and directors. Collectively, such shares shall be cancelled and returned to the Company’s treasury.

The foregoing description of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 2.01COMPLETIONOF ACQUISITION OR DISPOSITION OF ASSETS

On May 1, 2015, RETC acquired all of the outstanding equity of 12 Japan. 12 Japan and the Shareholders of 12 Japan. Pursuant to the Share Exchange Agreement, the Company is acquiring One Hundred One Thousand (101,000) shares of 12 Japan, representing 100% of the issued and outstanding equity of 12 Japan, from the 12 Japan shareholders and in exchange the Company shall issue to 12 Japan: (i) Five Million (5,000,000) shares of RETC Common Stock; and, (ii) Five Hundred Thousand (500,000) shares of RETC Series A Preferred Stock. As a result of the Share Exchange Agreement, 12 Japan shall become a wholly-owned subsidiary of the Company. The Share Exchange Agreement requires that concurrently with closing, the Company’s management facilitate: (i) the cancellation of Five Million (5,000,000) of RETC Common Stock currently beneficially owned by the Company’s officer and director; and, (ii) the cancellation of Five Hundred Thousand (500,000) of RETC Series A Preferred Stock currently beneficially owned by the Company’s officer and director. Collectively, such shares shall be cancelled and returned to the Company’s treasury.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.01	Share Exchange Agreement by and among the Company, 12 Japan Limited and the shareholders of 12 Japan Limited, dated July 31, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

12 Retech Corporation

Dated: August 1, 2017/s/ Angelo Ponzetta

By: Angelo Ponzetta

Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1

Share Exchange Agreement, by and among 12 Retech Corporation, 12 Japan Limited, a corporation duly formed and validly existing under the laws of Japan (“12 Japan”), and the Shareholders of 12 Japan, dated July 31, 2017.